Exhibit 99.1

News Release

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard, Allentown, PA 18195-1501

www.airproducts.com

Lisa A. Davis Elected to Air Products’ Board of Directors

LEHIGH VALLEY, Pa. (March 9, 2020) – Lisa A. Davis, a senior executive with more than three decades of leadership experience across energy and manufacturing industries, has joined Air Products’ (NYSE:APD) Board of Directors.

Air Products’ Chairman, President and Chief Executive Officer (CEO) Seifi Ghasemi said, “Lisa’s extensive, global experience is very much in line with our strategic focus, particularly world-scale energy and environmental projects. I know she will make significant contributions to our Board as Air Products continues to create value for shareholders by innovating alongside our customers to help make them more sustainable.”

From August 2014 to February 2020, Ms. Davis served as a member of the Managing Board for Siemens AG responsible as CEO for Siemens Gas and Power, which includes Power Generation, Power Services, Oil and Gas, Transmission and New Fuels, and operates in over 80 countries. Also, during her tenure at Siemens, she served as Chair and CEO of Siemens Corporation USA, the largest market globally for Siemens AG, and as a member of the Board of Directors of Siemens Gamesa Renewable Energy SA.

Prior to joining Siemens, Ms. Davis served in various capacities and leadership positions with Royal Dutch Shell, Texaco USA and Exxon Corporation in upstream and downstream operations and project development, including most recently as Executive Vice President—Strategy, Portfolio and Alternative Energy and Vice President—Lubricants and Commercial Fuels Americas.

Ms. Davis holds a Bachelor of Science degree in Chemical Engineering from the University of California, Berkeley. In addition to the Air Products Board, she is a non-executive director for Penske Automotive Group and Kosmos Energy Ltd.

About Air Products

Air Products (NYSE:APD) is a world-leading industrial gases company in operation for nearly 80 years. Focused on serving energy, environment and emerging markets, the Company provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air Products is also the global leader in the supply of liquefied natural gas process technology and equipment. The Company develops, engineers, builds, owns and operates some of the world’s largest industrial gas projects, including gasification projects that sustainably convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals.

The Company had fiscal 2019 sales of $8.9 billion from operations in 50 countries and has a current market capitalization of about $55 billion. More than 17,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit airproducts.com or follow us on LinkedIn, Twitter, Facebook or Instagram.

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NOTE: This release may contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release regarding important risk factors. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including risk factors described in the company’s Form 10K for its fiscal year ended September 30, 2019.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com.

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com.